Exhibit 10.2

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

Amended and Restated Incentive Stock Option Plan

Amended and restated on August 2, 2017

AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN

PART 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings set forth below:

(a)	“Administrator” means such employee or agent of the Corporation as may be designated as Administrator by the Committee from time to time, if any;

(b)	“Affiliate” has the meaning set forth in the Business Corporations Act (Alberta);

(c)	“Agent” means any employee, consultant, director, shareholder or beneficiary of an Option Holder;

(d)

“Applicable Withholding Taxes” means any and all taxes and other source deductions or other amounts which the Corporation is required by law to withhold from any amounts to be paid or credited hereunder;

(e)

“Blackout Period” means any period imposed by the Corporation, during which specified individuals, including insiders of the Corporation, may not trade in the Corporation’s securities (including for greater certainty any period during which specified individuals are restricted from trading because they have material non-public information), but does not include any period when a Regulatory Authority has halted trading in the Corporation’s securities;

(f)	“Board” means the board of directors of the Corporation as constituted from time to time;

(g)	“Business Day” means a day other than a Saturday, Sunday or other day when the banks in the city of Calgary, Alberta are not generally open for business;

(h)	“Cause” means:

(i)

fraud, misappropriation of the property or funds of the Corporation, embezzlement, malfeasance, misfeasance or nonfeasance in office, engagement or employment which is willfully or grossly negligent on the part of the Option Holder;

(ii)

the willful allowance by the Option Holder of the Option Holder’s duty to the Corporation and his or her personal interests to come into conflict in a material way in relation to any transaction or matter that is of a substantial nature;

(iii)	the breach by the Option Holder of any non-competition, non-solicitation or confidentiality covenant contained in his or her employment or service agreement; or

(iv)	any other reason which would be concluded by a court of competent jurisdiction to amount to just cause at common law;

(i)

“Cessation Date” means the last day of active employment of the employee with, or the provision of services to, the Corporation or an Affiliate, as the case may be, regardless of the reason for the termination of employment or provision of services or whether it was lawful, and does not include any period of statutory, contractual or reasonable notice of termination of employment or any period of salary continuance or deemed employment. A transfer of employment or engagement between the Corporation and an Affiliate or between Affiliates of the Corporation shall not be considered an interruption or termination of the employment of an employee or engagement for any purpose of this Plan;

(j)	“Change of Control” means the occurrence of any of the following:

(i)

the acquisition by any Person or any Persons acting jointly or in concert, whether directly or indirectly, of voting securities of the Corporation which together with all other voting securities of the Corporation held by such Persons, constitute, in the aggregate, fifty percent (50%) or more of the votes attached to all outstanding voting securities of the Corporation;

(ii)

a merger, amalgamation, arrangement or other form of business combination of the Corporation with another Person which results in the holders of voting securities of that other Person holding, in the aggregate, fifty percent (50%) or more of the votes attached to all outstanding voting securities of the Corporation;

(iii)

the sale, lease or exchange of all or substantially all of the assets of the Corporation to another Person, other than in the ordinary course of business of the Corporation or to any Person that controls or is controlled by the Corporation or that is controlled by the same Person as the Corporation; or

(iv)

a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election;

(k)	“Committee” means a committee of the Board appointed in accordance with the Plan or if no such committee is appointed, the Board itself;

(l)	“Common Share” or “Common Shares” means, as the case may be, one (1) or more common shares in the capital of the Corporation;

(m)

“Corporation” means DIRTT Environmental Solutions Ltd., including any successor corporation thereof, and any reference in this Plan to action by the Corporation means action by or under the authority of the Board or the Committee, as the case may be;

(n)

“Disability” means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than twelve (12) months and which causes an individual to be unable to engage in any substantial gainful employment-related activity, or any other condition of impairment that the Committee, acting reasonably, determines constitutes a disability;

(o)	“Exercise Notice” means the written notice of the exercise of an Option, in the form set out as Schedule “B”, duly executed by the Option Holder;

(p)

“Exercise Period” means the period during which a particular Option may be exercised and is the period from and including the Grant Date through to and including the Expiry Time on the Expiry Date provided, however, that no Option can be exercised unless and until any necessary approvals of the Regulatory Authorities have been obtained;

(q)	“Exercise Price” means the price at which an Option is exercisable as determined in accordance with section 4.3;

(r)	“Expiry Date” means the date the Option expires as determined in accordance with section 4.4;

(s)	“Expiry Time” means the time the Option expires on the Expiry Date, which is 5:00 p.m. local time in Calgary, Alberta on the Expiry Date;

(t)	“Good Reason” means any one or more of the following:

(i)	without the express written consent of the employee, any material change or diminution of the employee’s title, authority, status, duties, reporting relationship or responsibilities.

(ii)

any material reduction in the employee’s total compensation, including his or her salary, benefits, pensions, variable and incentive compensation (including discretionary bonus), perquisites and allowances;

(iii)	the requirement that the employee be based anywhere other than at the principal location to which he or she is based as provided in his or her employment agreement;

(iv)	any material breach by the Corporation of the employee’s employment agreement; or

(v)	any other reason which would be concluded by a court of competent jurisdiction to amount to a constructive dismissal at common law;

provided that the employee has provided the Corporation with written notice of the acts or omissions constituting grounds for Good Reason and the Corporation shall have failed to rectify, as determined by the Corporation acting reasonably, any such acts or omissions within thirty (30) days of the Corporation’s receipt of such notice;

(u)	“Grant Date” means the date on which the Committee grants a particular Option, which is the date the Option comes into effect;

(v)

“Market Value” means: (i) the volume weighted average price of a Common Share on the Toronto Stock Exchange for the five (5) trading days on which the Common Shares were trading occurring immediately prior to the applicable date; or (ii) if the Common Shares are listed on more than one stock exchange, the volume weighted average price of a Common Share for the five trading days on which the Common Shares were trading on the stock exchange with the higher average trading volume over the twenty (20) trading days immediately prior to the applicable date; or (iii) if the Common Shares are not then traded on any stock exchange, the fair market value per Common Share as determined by the Committee in its discretion;

(w)	“Option” means an incentive stock option granted pursuant to the Plan entitling the Option Holder to purchase Common Shares;

(x)	“Option Certificate” means the certificate, in the form set out as Schedule “A”, evidencing the Option;

(y)	“Option Holder” means a Person who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such Person;

(z)

“Person” means an individual, natural person, corporation, government or political subdivision or agency of a government, and where two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such syndicate or group shall be deemed to be a Person;

(aa)	“Personal Representative” means:

(i)	in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii)	in the case of an Option Holder who, for any reason, is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;

(bb)	“Plan” means this amended and restated incentive stock option plan, including all Schedules hereto, as amended and restated from time to time in accordance with its terms;

(cc)

“Regulatory Authorities” means all securities commissions, stock exchanges or similar securities regulatory bodies having jurisdiction over the Corporation, the Plan or the Options granted from time to time hereunder;

(dd)

“Regulatory Rules” means all corporate and securities laws, regulations, rules, policies, notices, instruments and other orders of any kind whatsoever which may, from time to time, apply to the implementation, operation or amendment of the Plan or the Options granted from time to time hereunder including, without limitation, those of the applicable Regulatory Authorities;

(ee)

“Retirement” means a resignation from employment or engagement with the Corporation or an Affiliate by an Option Holder in circumstances the Board or Committee, acting reasonably, deems to constitute retirement from employment or engagement, and not resignation to obtain alternate employment;

(ff)	“Securities Act” means the Securities Act (Alberta), as amended from time to time; and

(gg)	“Subsidiary” has the meaning ascribed thereto in the Securities Act.

1.2	Choice of Law

The Plan is established under, and the provisions of the Plan shall be subject to and interpreted and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein. The Corporation and each Option Holder hereby attorn to the jurisdiction of the Courts of Alberta.

1.3	Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

PART 2

NUMBER OF COMMON SHARES UNDER PLAN

2.1	Number of Common Shares

The number of Common Shares which may be purchased pursuant to an Option shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option.

The grants of Options under this Plan are subject to the following limitations:

(a)

no more than ten percent (10%) of the Corporation’s outstanding Common Shares, from time to time, may be issued under this Plan or pursuant to any other security based compensation arrangements of the Corporation;

(b)

no more than ten percent (10%) of the Corporation’s outstanding Common Shares may be issued under this Plan or pursuant to any other security based compensation arrangements of the Corporation to any one Person;

(c)

no more than ten percent (10%) of the Corporation’s outstanding Common Shares may be (i) issued to insiders within any one (1) year period, or (ii) issuable to insiders at any time, in each case, under this Plan or pursuant to any other security based compensation arrangements of the Corporation;

(d)

the aggregate value of all Options granted to any one non-employee director of the Corporation in any one-year period under all security-based compensation arrangements of the Corporation may not exceed $100,000 based on the grant date fair value of the Options; and

(e)	for the purposes of this Plan, “insider” and “security based compensation arrangement” have the meanings set out in the Toronto Stock Exchange Company Manual,

provided that any Common Shares subject to any Option which expires or for any reason is cancelled or terminated without having been exercised in full, shall again be available for grant under the Plan.

2.2	Board to Approve Issuance of Common Shares

The Board shall approve by resolution the issuance of all Common Shares to be issued to Option Holders upon the exercise of Options. The Board shall be entitled to approve the issuance of Common Shares in advance of the Grant Date, after the Grant Date, or by a general approval of the Plan.

2.3	Fractional Common Shares

No fractional Common Shares shall be issued upon the exercise of any Option and, if as a result of any adjustment, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of Common Shares and no payment or other adjustment will be made for the fractional interest.

PART 3

PURPOSE AND PARTICIPATION

3.2	Purpose of Plan

The purpose of the Plan is to provide the Corporation with a share-related mechanism to attract, retain and motivate qualified directors, officers, employees, consultants and other similar

Persons, to incent them to contribute toward the long term goals of the Corporation, and to encourage such Persons to acquire Common Shares as long term investments.

3.3	Grant of Options

The Committee shall, from time to time in its sole discretion, grant Options to directors, officers, employees, consultants and other similar Persons and on such terms and conditions as are permitted under the Plan and the Regulatory Rules.

3.4	Record of Option Grants

The Committee shall maintain a record of all Options granted under the Plan (and complete all necessary filings pursuant to the Regulatory Rules) and such record shall contain, in respect of each Option:

(a)	the name, address, fax and email of the Option Holder;

(b)	the Grant Date and Expiry Date;

(c)	the number of Common Shares which may be acquired on the exercise of the Option and the Exercise Price;

(d)	the vesting and other additional terms, if any, attached to the Option;

(e)	the provision of the Regulatory Rules under which the Option was granted; and

(f)	the particulars of each and every time the Option is exercised.

3.5	Effect of Plan

All Options granted pursuant to the Plan shall be subject to the terms and conditions of the Plan notwithstanding the fact that the Option Certificates issued in respect thereof do not expressly contain such terms and conditions but instead incorporate them by reference to the Plan.

3.6	Notification of Grant

Following the granting of an Option, the Administrator shall, within a reasonable period of time, notify the Option Holder in writing of the grant and shall enclose with such notice the Option Certificate representing the Option so granted. In no case will the Corporation be required to deliver an Option Certificate to an Option Holder until such time as the Corporation has obtained any necessary approvals of the Regulatory Authorities for the grant of the Option.

3.7	Access to Plan

Each Option Holder, concurrently with the notice of the grant of the Option, shall be provided with access to the Plan by the Administrator. Access to any amendment to the Plan shall be promptly made available by the Administrator to each Option Holder.

3.8	Limitation on Service

The Plan does not give any Option Holder that is a director or officer the right to serve or continue to serve as a director or officer of the Corporation or any Subsidiary, nor does it give any Option Holder that is an employee or consultant the right to be or to continue to be employed or engaged by the Corporation or any Subsidiary.

3.9	Participation Voluntary; No Obligation to Exercise

Participation in this Plan shall be voluntary on the part of any director, officer, employee or consultant of the Corporation or any Subsidiary. Option Holders shall be under no obligation to exercise Options granted under the Plan.

3.10	Agreement

The Corporation and every Option Holder granted an Option hereunder shall be bound by and subject to the terms and conditions of the Plan. By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Corporation to be bound by the terms and conditions of the Plan. In the event that the Option Holder receives his, her or its Options pursuant to an oral or written agreement with the Corporation or a Subsidiary, whether such agreement is an employment agreement, consulting agreement or any other kind of agreement of any kind whatsoever, the Option Holder acknowledges that in the event of any inconsistency between the terms relating to the grant of such Options in that agreement and the terms attaching to the Options as provided for in the Plan, the terms provided for in the Plan shall prevail and the other agreement shall be deemed to have been amended accordingly.

3.11	Notice

Any notice, delivery or other correspondence of any kind whatsoever to be provided by the Corporation to an Option Holder will be deemed to have been provided if provided to the last home address, fax number or email address of the Option Holder in the records of the Corporation and the Corporation shall be under no obligation to confirm receipt or delivery.

3.12	Non-Exclusivity

Nothing contained herein shall prevent the Corporation from adopting other or additional compensation arrangements for the benefit of any Person, subject to any required regulatory or shareholder approval.

3.13	Other Employee Benefits

The amount of any compensation deemed to be received by an Option Holder as a result of the exercise of any Option will not constitute compensation with respect to which any other employee benefits of that Option Holder are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, insurance or salary continuation plan, except as otherwise specifically determined by the Board.

3.14	Unfunded and Unsecured Plan

Unless otherwise determined by the Board, this Plan shall be unfunded and the Corporation will not secure its obligations under this Plan. To the extent any Option Holder holds any rights by virtue of a grant of an Option under this Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation.

3.15	Market Fluctuations

No amount will be paid to, or in respect of, an Option Holder under this Plan to compensate for a downward fluctuation in the price of the Common Shares which impacts the Options, nor will any other form of benefit be conferred upon, or in respect of, an Option Holder for such purpose. The Corporation makes no representations or warranties to an Option Holder with respect to this Plan or the Options whatsoever. In seeking the benefits of participation in this Plan, an Option Holder agrees to exclusively accept all risks associated with a decline in the market price of the Common Shares and all other risks associated with the holding of Options.

3.16	Currency

All payments and benefits under this Plan shall be determined and be payable in the lawful currency of Canada.

PART 4

TERMS AND CONDITIONS OF OPTIONS

4.1	Exercise Period of Option

Subject to section 4.4, the Grant Date and the Expiry Date shall be the dates fixed by the Committee at the time the Option is granted and shall be set out in the Option Certificate issued in respect of such Option, provided that the Expiry Date shall be no later than the fifth (5th) anniversary of the Grant Date of the Option.

4.2	Taxes and Other Source Deductions

It is the responsibility of the Option Holder to complete and file any tax returns which may be required under Canadian, U.S. or other applicable jurisdiction’s tax laws within the periods specified in those laws as a result of the Option Holder’s participation in the Plan. Neither the Corporation nor any of its Affiliates shall be held responsible for any tax consequences to an Option Holder as a result of the Option Holder’s participation in the Plan.

Notwithstanding any other provision of this Plan, an Option Holder shall be solely responsible for all Applicable Withholding Taxes resulting from his or her receipt of Common Shares or other property pursuant to this Plan. In connection with the issuance of Common Shares pursuant to this Plan, an Option Holder shall, at the Option Holder’s discretion:

(a)	pay to the Corporation an amount as necessary so as to ensure that the Corporation is in compliance with the applicable provisions of any federal,

provincial, local or other law relating to the Applicable Withholding Taxes in connection with such issuance;

(b)

authorize a securities dealer designated by the Corporation, on behalf of the Option Holder, to sell in the capital markets a portion of the Common Shares issued hereunder to realize cash proceeds to be used to satisfy the Applicable Withholding Taxes; or

(c)	make other arrangements acceptable to the Corporation to fund the Applicable Withholding Taxes.

4.3	Exercise Price of Option

The Exercise Price at which an Option Holder may purchase a Common Share upon the exercise of an Option shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option but in any event may not be less than the Market Value of a Common Share at the Grant Date.

4.4	Termination of Option

Subject to such other terms or conditions that may be attached to Options granted hereunder, an Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of the Expiry Time on the Expiry Date and no Option may be exercisable later than the Expiry Date, subject only to the extension of the term of an Option that would otherwise expire during a Blackout Period pursuant to section 4.5. The Expiry Date of an Option shall be the earlier of the date so fixed by the Committee at the time the Option is granted and the date established, if applicable, in this section 4.4 or sections 5.2 to 5.4 or 10.3 of the Plan:

(a)

Ceasing to Hold Office - In the event that the Option Holder or any Agent of the Option Holder is a director or officer of the Corporation, and such Option Holder or Agent ceases to hold such position other than by reason of death, Disability or Retirement, the Expiry Date of the Option shall be the ninetieth (90th) day following the date the Option Holder or Agent ceases to hold such position, unless otherwise specifically provided for in the Option Certificate or the Option Holder or Agent ceases to hold such position as a result of:

(i)	ceasing to meet the qualifications set forth in the corporate legislation applicable to the Corporation;

(ii)	a special resolution having been passed by the shareholders of the Corporation removing the Option Holder or Agent as a director of the Corporation or any Subsidiary; or

(iii)	an order made by any Regulatory Authority having jurisdiction to so order;

in which case the Expiry Date shall be the date the Option Holder or Agent ceases to hold such position; or

(b)

Ceasing to be Employed or Engaged - In the event that the Option Holder or any Agent of the Option Holder is an employee or consultant of the Corporation, and such Option Holder or Agent ceases to hold such position other than by reason of death, Disability or Retirement, the Expiry Date of the Option shall be the sixtieth (60th) day following the Option Holder or Agent’s Cessation Date, unless otherwise specifically provided for in the Option Certificate or the Option Holder or Agent ceases to hold such position as a result of:

(i)	termination for Cause;

(ii)	resigning or terminating his or her position without Good Reason (other than in circumstances constituting Retirement); or

(iii)	an order made by any Regulatory Authority having jurisdiction to so order; in which case the Expiry Date shall be the Option Holder or Agent’s Cessation Date.

(c)

Retirement - In the event that the Option Holder or any Agent of the Option Holder is an employee or officer of the Corporation, and such Option Holder or Agent ceases to hold such position by reason of Retirement, the Expiry Date of the Option shall be the date which is six (6) months following the Option Holder or Agent’s Cessation Date, unless otherwise specifically provided for in the Option Certificate.

(d)

Termination Following a Change of Control - Notwithstanding anything in this Plan to the contrary, if the employment or engagement of the Option Holder or Agent is terminated by the Corporation without Cause or if the Option Holder or Agent resigns with Good Reason, in each case, within twelve (12) months following a Change of Control, all unvested Options held by the Option Holder or Agent on his or her Cessation Date shall immediately vest and the Expiry Date of the Options shall be the sixtieth (60th) day following the Option Holder or Agent’s Cessation Date.

4.5	Extension of Options that Expire During a Blackout Period

If an Option would otherwise expire during a Blackout Period, the term of such Option shall automatically be extended until ten (10) Business Days after the end of the Blackout Period.

4.6	Vesting of Options and Acceleration

The vesting schedule for an Option, if any, shall be determined by the Committee and shall be set out in a schedule attached to the Option Certificate issued in respect of the Option. For greater certainty, an Option Holder shall not be entitled to exercise an Option for any Common

Shares which have not yet vested. The Committee may elect, at any time, to accelerate the vesting schedule of one or more Options including, without limitation, on a Change of Control, and such acceleration will not be considered an amendment to the Option in question requiring the consent of the Option Holder under section 8.2 of the Plan.

4.7	Additional Terms

Subject to all applicable Regulatory Rules and any necessary approvals of the Regulatory Authorities, the Committee may attach additional terms and conditions to the grant of a particular Option, such terms and conditions to be set out in a schedule attached to the Option Certificate.

PART 5

TRANSFERABILITY OF OPTIONS

5.1	Non-transferable

Except as provided otherwise in this Part, Options are non-assignable and non-transferable.

5.2	Death of Option Holder

In the event of the Option Holder’s death, any Options held by such Option Holder shall pass to the Personal Representative of the Option Holder and shall be exercisable by the Personal Representative on or before the date which is the earlier of six (6) months following the date of death and the applicable Expiry Date.

5.3	Disability of Option Holder

If the employment or engagement of an Option Holder as an employee or consultant or the position of an Option Holder as a director or officer of the Corporation or a Subsidiary is terminated by the Corporation by reason of such Option Holder’s Disability, any Options held by such Option Holder shall be exercisable by such Option Holder or by the Personal Representative on or before the date which is the earlier of six (6) months following the Option Holder’s Cessation Date and the applicable Expiry Date.

5.4	Disability and Death of Option Holder

If an Option Holder who has ceased to be employed, engaged or appointed as a director or officer of the Corporation or a Subsidiary by reason of such Option Holder’s Disability and such Option Holder dies within six (6) months after the Option Holder’s Cessation Date, any Options held by such Option Holder that could have been exercised immediately prior to his or her death shall pass to the Personal Representative of such Option Holder and shall be exercisable by the Personal Representative on or before the date which is the earlier of six (6) months following the death of such Option Holder and the applicable Expiry Date.

5.5	Vesting

Unless the Committee determines otherwise, Options held by or exercisable by a Personal Representative shall, during the period prior to their termination, continue to vest in accordance with any vesting schedule to which such Options are subject.

5.6	Deemed Non-Interruption of Engagement

Employment or engagement by the Corporation shall be deemed to continue intact during any military or sick leave or other bona fide leave of absence if the period of such leave does not exceed ninety (90) days or, if longer, for so long as the Option Holder’s right to re-employment or re-engagement by the Corporation is guaranteed either by statute or by contract. If the period of such leave exceeds ninety (90) days and the Option Holder’s re-employment or re-engagement is not so guaranteed, then his or her employment or engagement shall be deemed to have terminated on the ninety-first (91st) day of such leave.

PART 6

EXERCISE OF OPTION

6.1	Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder. An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period up to the Expiry Time on the Expiry Date. An Option exercise shall be executed by delivering to the Administrator the required Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate Exercise Price of the Common Shares then being purchased pursuant to the exercise of the Option.

6.2	Issue of Common Share Certificates

As soon as reasonably practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Common Shares so purchased. If the number of Common Shares so purchased is less than the number of Common Shares subject to the Option Certificate surrendered, the Administrator shall also provide a new Option Certificate for the balance of Common Shares available under the Option to the Option Holder concurrent with delivery of the Common Share Certificate.

6.3	No Rights as Shareholder of the Corporation

Until the date of the issuance of the certificate for the Common Shares purchased pursuant to the exercise of an Option, no right to vote or receive dividends or any other rights as a shareholder of the Corporation shall exist with respect to such Common Shares, notwithstanding the exercise of the Option, unless the Committee determines otherwise. In the event of any dispute over the date of the issuance of the certificates, the decision of the Committee shall be final, conclusive and binding.

PART 7

ADMINISTRATION

7.1	Board or Committee

The Plan shall be administered by the Board, by a Committee of the Board appointed in accordance with section 7.2, or by an Administrator appointed in accordance with subsection 7.4(b).

7.2	Appointment of Committee

The Board may at any time appoint a Committee, consisting of not less than two (2) of its members, to administer the Plan on behalf of the Board in accordance with such terms and conditions as the Board may prescribe, consistent with the Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may change the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

7.3	Quorum and Voting

A majority of the members of the Committee shall constitute a quorum and, subject to the limitations in this Part, all actions of the Committee shall require the affirmative vote of members who constitute a majority of such quorum. Members of the Committee may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself (but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Options to that member). The Committee may approve matters by written resolution signed by a majority of the Committee.

7.4	Powers of Committee

The Committee (and for greater certainty, the Board if no Committee is in place) shall have the authority to do the following:

(a)	administer the Plan in accordance with its terms;

(b)	appoint or replace the Administrator from time to time;

(c)	determine all questions arising in connection with the administration, interpretation and application of the Plan, including all questions relating to the Market Value of the Common Shares;

(d)	correct any defect, supply any information or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

(e)	prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;

(f)

determine the duration and purposes of leaves of absence from employment or engagement by the Corporation which may be granted to Option Holders without constituting a termination of employment or engagement for purposes of the Plan;

(g)	do the following with respect to the granting of Options:

(i)	determine the Persons to whom Options shall be granted;

(ii)

subject to the terms of the Plan, determine the terms of the Option to be granted to an Option Holder including, without limitation, the Grant Date, Expiry Date, Exercise Price and vesting schedule (which need not be identical to the terms of any other Option);

(iii)	subject to any necessary approvals of the Regulatory Authorities and section 8.2, amend the terms of any Options;

(iv)	determine when Options shall be granted; and

(v)	determine the number of Common Shares subject to each Option;

(h)	accelerate the vesting schedule of any Option previously granted; and

(i)	make all other determinations necessary or advisable, in its sole discretion, for the administration of the Plan.

7.5	Interpretation

The interpretation by the Committee of any of the provisions of the Plan and any determination by it pursuant thereto shall be final, conclusive and binding and shall not be subject to dispute by any Option Holder. No member of the Committee or any Person acting pursuant to authority delegated by it hereunder shall be personally liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Committee and each such Person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.

PART 8

APPROVALS AND AMENDMENT

8.1	Shareholder Approval of Plan

If required by a Regulatory Authority or by the Committee, the Plan may be made subject to the approval of a majority of the shareholders of the Corporation. If shareholder approval is required or is being sought by the Committee, any Options granted under the Plan will not be exercisable or binding on the Corporation unless and until such shareholder approval is obtained.

8.2	Amendment of Option or Plan

The Committee may amend, suspend or terminate this Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the applicable Regulatory Rules) that require the approval of shareholders or any governmental or Regulatory Authority. The Committee may make amendments to this Plan or to any Option outstanding thereunder without seeking shareholder approval, such changes include, without limitation:

(a)	minor changes of a “housekeeping nature”;

(b)	amending the vesting provisions of existing Options; and

(c)	a change to the termination provisions of any Option provided it does not entail an extension beyond the original Expiry Date or beyond five years from its Grant Date.

In addition to any amendments that require shareholder approval pursuant to the applicable Regulatory Rules, shareholder approval will be required in the case of the following types of amendments to the Plan:

(a)	increasing the number of Common Shares reserved for issuance under this Plan;

(b)	reducing the Exercise Price of an Option, except pursuant to Section 10.2; and

(c)	any amendment to the amendment provisions of the Plan.

Except as expressly set forth in this Plan, no action of the Committee may adversely alter or impair the rights of an Option Holder under any Option previously granted to the Option Holder without the consent of the affected Option Holder.

PART 9

CONDITIONS PRECEDENT TO ISSUANCE OF OPTIONS AND COMMON SHARES

9.1	Compliance with Laws

An Option shall not be granted or exercised, and Common Shares shall not be issued pursuant to the exercise of any Option, unless the grant and exercise of such Option and the issuance and delivery of such Common Shares comply with all applicable Regulatory Rules, and such Options and Common Shares will be subject to all applicable trading restrictions in effect pursuant to such Regulatory Rules and the Corporation shall be entitled to legend the Option Certificates and the certificates representing such Common Shares accordingly.

9.2	Obligation to Obtain Regulatory Approvals

In administering the Plan, the Committee will seek any approvals of the Regulatory Authorities which may be required. The Committee will not permit any Options to be granted without first obtaining the necessary approvals of the Regulatory Authorities unless such Options are granted conditional upon such approvals being obtained. The Committee will make all filings required with the Regulatory Authorities in respect of the Plan and each grant of Options hereunder. No Option granted will be exercisable or binding on the Corporation unless and until any necessary approvals of the Regulatory Authorities have been obtained.

9.3	Inability to Obtain Regulatory Approvals

The Corporation’s inability to obtain approval from any applicable Regulatory Authority, which approval is deemed by the Committee to be necessary to complete the grant of Options hereunder, the exercise of those Options or the lawful issuance and sale of any Common Shares pursuant to such Options, shall relieve the Corporation of any liability with respect to the failure to complete such transaction.

PART 10

ADJUSTMENTS

10.1	No Grant During Suspension of Plan

No Option may be granted during any suspension, or after termination, of the Plan. Suspension or termination of the Plan shall not, without the consent of the Option Holder, alter or impair any rights or obligations under any Option previously granted, except as otherwise provided for in the Plan.

10.2	Alteration in Capital Structure

If there is a material alteration in the capital structure of the Corporation and the Common Shares are consolidated, subdivided, converted, exchanged, reclassified or in any way substituted for, the Committee shall make such adjustments to the Plan and to the Options then outstanding under the Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each Option Holder shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation:

(a)	a change in the number or kind of shares of the Corporation covered by such Options; and

(b)

a change in the Exercise Price provided, however, that the aggregate Exercise Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the Exercise Price and the number of Common Shares subject thereto.

For purposes of this section 10.2, and without limitation, neither:

(c)	the issuance of additional securities of the Corporation in exchange for adequate consideration (including services); nor

(d)	the conversion of outstanding securities of the Corporation into Common Shares shall be deemed to be material alterations of the capital structure of the Corporation.

Any adjustment made to any Options pursuant to this section 10.2 shall not be considered an amendment requiring the Option Holder’s consent for the purposes of section 8.2 of the Plan.

10.3	Effect of a Change of Control

Notwithstanding any other provision of this Plan, in the event of a Change of Control, any surviving, successor or acquiring entity shall assume any outstanding Options or shall substitute similar options for the outstanding Options. If the surviving, successor or acquiring entity does not assume the outstanding Options or substitute similar options for the outstanding Options, or if the Board or the Committee otherwise determines in its sole discretion, the Corporation shall give written notice to all Option Holders advising that this Plan shall be terminated effective immediately prior to the Change of Control and all outstanding Options shall be deemed to be vested and, unless otherwise exercised, forfeited or cancelled prior to the termination of the Plan, shall expire immediately prior to the termination date of this Plan.

In the event of a Change of Control, the Board has the power to: (i) make such other changes to the terms of the Options as it considers fair and appropriate in the circumstances, provided such changes are not adverse to the Option Holders; (ii) otherwise modify the terms of the Options to assist the Option Holders to tender into a takeover bid or other arrangement leading to a Change of Control, and thereafter; and (iii) terminate, conditionally or otherwise, the Options not exercised following successful completion of such Change of Control. If the Change of Control is not completed within the time specified therein (as the same may be extended), the Options which vest pursuant to this Section 10.3 shall be returned by the Corporation to the Option Holder and, if exercised, the Common Shares issued on such exercise shall be reinstated as authorized but unissued Common Shares and the original terms applicable to such Options shall be reinstated.

10.4	Determinations to be Made By Committee

Adjustments and determinations under this Part shall be made by the Committee, whose decisions as to what adjustments or determination shall be made, and the extent thereof, shall be final, binding, and conclusive.

SCHEDULE “A”

FORM OF OPTION CERTIFICATE

Capitalized terms used in this Option Certificate but not otherwise defined herein shall have the meanings ascribed thereto in the Amended and Restated Incentive Stock Option Plan of DIRTT Environmental Solutions Ltd. to which this Schedule “A” is attached.

This Option Certificate is issued pursuant to the provisions of the Plan and evidences that the undersigned is holder of an option (the “Option”) to purchase up to                                          (                            ) Common Shares at a purchase price of Cdn.                                      ($                        ) per Common Share. This Option may be exercised at any time and from time to time from and including the following Grant Date through to and including up to the Expiry Time on the following Expiry Date:

(a)	the Grant Date of this Option is ; and

(b)	the Expiry Date of this Option is , subject to earlier termination of the Option as set out in the Plan.

To exercise this Option, the undersigned must deliver to the Administrator, prior to the Expiry Time, an Exercise Notice, in the form provided in the Plan, together with the original of this Option Certificate and a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate of the Exercise Price in respect of which this Option is being exercised.

This Option Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This Option Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Corporation shall prevail. This Option is also subject to the terms and conditions contained in the schedules, if any, attached hereto.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

Per:

The Option Holder acknowledges receiving access to the Plan and represents to the Corporation that the Option Holder is familiar with the terms and conditions of the Plan, and hereby accepts this Option subject to all of the terms and conditions of the Plan.

Date Signed:

Signature of Option Holder

[Print Name]

OPTION CERTIFICATE - SCHEDULE

The additional terms and conditions attached to the Option represented by this Option Certificate are as follows:

1.	The vesting schedule for the option is as follows:

(a)	Common Shares on ;

(b)	Common Shares on ;

2.	.

SCHEDULE “B”

NOTICE OF EXERCISE OF OPTION

TO:             DIRTT ENVIRONMENTAL SOLUTIONS LTD.

4600, 525 – 8th Avenue S.W.

Calgary, Alberta, T2P 1G1

(or such other address as the Corporation may advise)

Capitalized terms used in this Notice but not otherwise defined herein shall have the meanings ascribed thereto in the Amended and Restated Incentive Stock Option Plan of DIRTT Environmental Solutions Ltd. to which this Schedule “B” is attached.

The undersigned hereby notifies the Corporation of the undersigned’s irrevocable election to exercise the undersigned’s Option to acquire                                  Common Shares at the price of $                                 per Common Share.

A certified cheque or bank draft in the amount of $                                  being the aggregate amount payable for such Common Shares is enclosed herewith for such payment.

The undersigned hereby directs that the Common Shares be issued and delivered as follows:

NAME	ADDRESS

The undersigned hereby acknowledges the Option is not validly exercised unless this Notice is completed in strict compliance with this form and delivered to the required address with the required payment prior to the Expiry Date of the Option.

DATE:

Signature of Option Holder

[Print Name]